UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2006

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

N/A

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Adoption of Annual Incentive Plan

Effective May 4, 2006, the Compensation Committee of the Board of Directors of Catalina Marketing Corporation (the “Company”) approved the adoption of the Fiscal Year 2007 Annual Incentive Plan (the “2007 Plan”) for Dick Buell, the Company’s chief executive officer, and certain other members of its executive management group. The 2007 Plan provides for an incentive cash bonus target, and a maximum cash bonus amount, equal to stated percentages of the base salaries of each participating member in the 2007 Plan, as described below. The bonus of each participant under the 2007 Plan is based upon the Company and/or its operating segments attaining specified financial performance levels as well as participating executives achieving individual performance goals. The specified performance levels are based on a nine-month performance period in anticipation of the Company changing its fiscal year end to December 31. With the exception of Mr. Buell, the Company and/or segment performance accounts for 90% of each participant’s bonus, while the remaining 10% is based on individual performance goals. The Company’s performance accounts for 100% of Mr. Buell’s bonus. Financial performance measures for participants in the 2007 Plan are structured based on the participants’ operating duties and include earnings per share and revenue as well as operating income and other measures at the business segment level. The portion of each executive’s bonus allocated to the executive’s individual performance may be earned whether or not the Company and/or the operating segment achieve the minimum targeted performance measures.

The target incentive percentage rate and maximum percentage rate of cash incentive compensation for certain executives including “Named Executive Officers” of the Company participating in the 2007 Plan are presented in the following table:

Executive Name	Title	Target Incentive % of Base Salary	Maximum Percentage
L Dick Buell	Chief Executive Officer	100%	150%
Thomas Buehlmann	Executive Vice President	56%	200%
Rick Frier	Executive Vice President and Chief Financial Officer	65%	150%
Edward Kuehnle	Executive Vice President	65%	150%
Craig Scott	Executive Vice President	65%	150%

In addition, the Compensation Committee approved an award of $63,200 to Ed Kuehnle, Executive Vice President, in connection with his performance in fiscal year 2006. This amount is in addition to his award pursuant to the Fiscal Year 2006 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

May 5, 2006	CATALINA MARKETING CORPORATION
(Registrant)

/s/ Rick P. Frier
	Name:	Rick P. Frier
	Title:	Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial and accounting officer)